EXHIBIT 21


                        SUBSIDIARIES OF THE COMPANY




     Name                             Jurisdiction of Incorporation
-----------------------------         -----------------------------

Kulicke and Soffa AG                           Switzerland

Kulicke and Soffa (Asia) Ltd.                  Hong Kong

Kulicke and Soffa (Japan) Ltd.                 Japan and Delaware

Kulicke and Soffa (Israel) Ltd.                Israel

Kulicke and Soffa Investments, Inc.            Delaware

Micro Swiss Ltd.                               Israel

Kulicke and Soffa Leasing, Inc.                Delaware

Kulicke & Soffa Singapore Inc.                 Delaware

Kulicke & Soffa Export Inc.                    Barbados

Circle "S" Industries, Inc.                    Alabama

American Fine Wire Corporation                 Alabama

American Fine Wire Ltd.                        Cayman Islands

Mueller Feindraht, AG                          Switzerland


Certain subsidiaries are omitted; however, such subsidiaries, even if combined into one subsidiary, would not constitute a "significant subsidiary" within the meaning of Regulation S-X.